Exhibit 10.1

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY
[Northgate I, Maple Grove, MN]

This AGREEMENT FOR SALE AND PURCHASE OF PROPERTY (this “Agreement”) is made and entered into as of February 18, 2014, by and between IRET – PLYMOUTH, LLC, a Minnesota limited liability company (the “Seller”), and VASCULAR SOLUTIONS, INC., a Minnesota corporation (the “Buyer”).  The current notice address of each party is set forth in Section 16 below.

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.        Definitions.  For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

(a)	Building. The building(s) located on the Land.

(b)	Buyer’s Broker. Cassidy Turley, who is representing Buyer in this transaction.

(c)	CAM Payments. Reimbursements, payments, or escalations due under the Lease from Tenant for Operating Expenses.

(d)	Closing. The closing and consummation of the purchase and the sale of the Property pursuant hereto.

(e)	Closing Agent. Stewart Title of Colorado, Inc., 55 Madison Street, Suite 400, Denver, CO 80206, Attn: Carma Weymouth, which shall also act as escrow agent pursuant to the escrow agreement attached hereto as Exhibit 1(e).

(f)	Closing Date. The date on which the Closing occurs as provided in Section 10 hereof.

(g)	Closing Year. The calendar year in which the Closing occurs.

(h)	Code. The Internal Revenue Code of 1986, as amended.

(i)	Contract Date. The date upon which this Agreement shall be deemed effective, which shall be the date first above written.

(j)	Contracts. All of the contracts to which Seller is a party that relate or pertain to the Property, or the operation or maintenance thereof, including, without limitation, if any, service contracts, management contracts, and equipment leases.

(k)	Deed. The limited warranty deed to be executed by Seller in the form attached hereto as Exhibit 3.

(l)	Due Diligence Documents. The documents and information set forth on Exhibit 2, to be provided to Buyer by Seller pursuant to Section 6.1 below.

(m)	Environmental Laws. Any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, license, judgment, order, writ, common law rule (including, but not limited to, the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, state, territorial or national, at any time in force or effect relating to: (i) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances; (iii) the regulation of storage tanks or sewage disposal systems; or (iv) otherwise relating to pollution or the protection of human health or the environment.

(n)	Hazardous Substances. All substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic, under the following federal statutes and their state counterparts, including any implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Hazardous Materials Transportation Act, 42 U.S.C. §§ 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; or any other federal, state, or municipal statute, law or ordinance regulating or otherwise dealing with or affecting materials deemed dangerous or hazardous to human health or the environment; with petroleum and petroleum products including crude oil and any fractions thereof; with asbestos; and with natural gas, synthetic gas, and any mixtures thereof.

(o)	Improvements. The Building and any other buildings, structures, sidewalks, drives, parking lots, landscaping and improvements located upon the Land, including all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer, and water thereto (including all replacements or additions thereto between the Contract Date and the Closing Date).

(p)	IRET Properties. IRET Properties, a North Dakota Limited Partnership. IRET Properties is the sole owner of Seller.

(q)	Land. The fee or other estate in each tract or parcel of land described in Exhibit 1, and all privileges, rights, easements, and appurtenances thereto belonging.

(r)	Lease. The Standard Form Industrial Building Lease (Multi-Tenant) dated September 3, 2002, as amended, between Seller (as landlord) and Tenant.

(s)	Operating Expenses. Utility charges (including without limitation water, electricity, sewer, gas, and telephone), operation expenses, maintenance expenses, fees paid or payable under any licenses and permits in respect to the Property, and any other recurring costs or expenses relating or pertaining to the Property.

(t)	Plans. Copies of all as-built blueprints, drawings, site plans, engineering and architectural plans and specifications, and similar plans for the Improvements as may be in the possession of Seller or under its control.

(u)	Property. All of Seller’s right, title and interest in, to and under the following: (i) the Land; (ii) the Improvements; (iii) the Lease; (iv) to the extent Buyer elects to assume the same at Closing, the Contracts; (v) the Plans; and (vi) if any, the Warranties.

(v)	Prorate. The division of income and expenses of the Property between Seller and Buyer based on their respective periods of ownership during the Closing Year and as of 12:01 a.m. on the Closing Date.

(w)	Rent. All (i) rent payable by Tenant pursuant to the Lease (including without limitation fixed, minimum and base rents, and CAM Payments), and (ii) if any, all other income generated by or otherwise derived from the Property.

(x)	Security Deposit. The security deposit held by Seller (as Landlord) under the Lease.

(y)	Seller’s Broker. None; Seller is not represented by a broker in this transaction.

(z)	Taxes. All general real estate (including special assessments), ad valorem, sales, and personal property taxes assessed against the Property.

(aa)	Tenant. Vascular Solutions, Inc., a Minnesota corporation.

(bb)	Title Commitment. A commitment for an ALTA Owner’s Title Insurance Policy for the Property, issued by Title Company in the full amount of the Consideration, agreeing to insure title to the Property on or after the Contract Date, showing Seller as owner of the Property, and indicating the conditions upon which Title Company will issue full extended coverage over all general title exceptions contained in such policies, and including such endorsements as Buyer may request.

(cc)	Title Company. Stewart Title Guaranty Company, 55 Madison Street, Suite 400, Denver, CO 80206, Attn: Aniko Coburn. The parties agree that the Title Company shall issue the Title Commitment and the Title Policy.

(dd)	Warranties. Any and all warranties, permits, licenses, guaranties and similar contracts in favor of Seller relating or pertaining to the Improvements.

Section 2.        Agreement to Sell and to Purchase.  Subject to and in accordance with the terms, conditions and provisions hereof, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller.

Section 3.        Earnest Money.  Within 2 business days after the Contract Date, Buyer will deposit with Closing Agent the cash sum of $400,000.00 (the “Earnest Money”), which Earnest Money shall be held in an interest-bearing account pursuant to the escrow agreement attached hereto as Exhibit 1(e).  Buyer shall execute and deliver any appropriate W-9 forms requested by Closing Agent.  If Buyer acquires the Property, then the Earnest Money shall be paid to Seller and applied as a credit against the Consideration.  If all of the conditions precedent set forth in this Agreement are not met or resolved to the satisfaction of Buyer, or if Buyer terminates this Agreement as expressly permitted pursuant to the provisions hereof, then Closing Agent shall return the Earnest Money to Buyer.  If all of the conditions precedent set forth in this Agreement have been satisfied or waived by Buyer, and if thereafter Buyer fails to acquire the Property pursuant to the terms of this Agreement, then the Earnest Money shall be delivered to Seller and shall be retained by Seller as liquidated damages.  If there is a dispute between Buyer and Seller as to the distribution of the Earnest Money, or if for any other reason Closing Agent in good faith elects not to make any such disbursement, then Closing Agent shall continue to hold the Earnest Money until otherwise directed by written instructions executed both by Seller and Buyer, or by a final judgment of a court of competent jurisdiction.

Section 4.        Consideration and Prorations.

4.1               Consideration.  The “Consideration” shall be the sum of $7,200,000.00.  The parties shall make the prorations and allocations set forth in this section as a credit or debit to the Consideration at Closing as of the Closing Date.  The balance of the Consideration shall be paid by Buyer to Seller at Closing by wire transfer of immediately available funds.

4.2                Prorations.

(a)	General. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed prior to the Closing Date.

(b)	Rent. The parties shall Prorate all Rent (including without limitation CAM Payments). At Closing, to the extent actually received by Seller prior to Closing, Seller shall pay to Buyer any and all prepaid Rent relating or pertaining to the Property.

(c)	Taxes. Notwithstanding any local custom or practice to the contrary, or allocation, general real estate taxes and installments of special assessments payable therewith payable in 2014 shall be prorated between Seller and Buyer as of the Closing Date based upon a 2014 calendar fiscal year. Seller shall pay on or before closing all of the general real estate taxes payable in calendar year 2013 and installments of special assessments payable therewith, and Buyer shall pay all of the general real estate taxes payable in calendar year 2015 and thereafter and all installments of special assessments payable therewith.

(d)	Operating Expenses. Except for Taxes, which are covered by Section 4.2(c) above, the parties shall Prorate all Operating Expenses. The prorations under this subsection shall be based on actual invoices if reasonably possible. If actual invoices are not available in advance of Closing, then the prorations shall be calculated based on Seller's and Buyer's good faith estimates thereof. Seller shall order final meter readings to be made as of the Closing Date for all utility services serving the Property that are in Seller’s name; Buyer shall coordinate the transfer of all such utilities to Buyer effective on the Closing Date. Seller shall pay all utility charges for the Property (excluding any utilities held in the name of the Tenant) through the day preceding the Closing Date. Commencing on the Closing Date, Buyer shall pay all utility charges for the Property.

(e)	Tenant Obligations. Notwithstanding anything in this Section 4.2 to the contrary, if Tenant is obligated under the Lease to directly pay any Operating Expenses, then said items will not be prorated between the parties.

(f)	Proration Statement. As soon as reasonably possible prior to Closing, Seller and Buyer shall work together in good faith to prepare a joint statement of the prorations required by this Section (“Proration Statement”), and shall deliver the Proration Statement to the Closing Agent for use in preparing the final settlement statements.

(g)	Post-Closing Reconciliation. As soon as reasonably possible after Closing, but in no event more than 90 days after Closing, the parties shall work in good faith to complete a reconciliation of all prorations and of Seller’s receipt of CAM Payments (“Reconciliation”). If there is an error on the Proration Statement used at Closing or, if after the actual figures are available as to any items that were estimated on the Proration Statement, then the proration or apportionment shall be adjusted based on the actual figures. As soon as reasonably possible, but in no event more than 60 days after Closing, Seller shall provide to Buyer an accounting detailing both the CAM Payments actually collected by Seller in the Closing Year, and all of the Operating Expenses attributable to the Closing Year that were actually paid by Seller. As part of the Reconciliation, Seller shall pay to Buyer, or Buyer shall pay to Seller, as the case may be, the difference between the actual CAM Payments collected by Seller from Tenant under the Lease and Tenant’s proportionate share of the Operating Expenses for the corresponding period. Either party owing the other party a sum of money based on the Reconciliation shall pay said sum to the other party within 5 business days of the completion of the Reconciliation. This subsection shall survive Closing.

4.3               Security Deposit.  The Security Deposit shall be assigned to Buyer at Closing, and shall be a credit to Buyer at Closing.  Buyer shall assume responsibility for the assigned Security Deposit to the extent that the Security Deposit was actually credited by Seller to Buyer.

4.4                Property Management.  Upon Buyer’s written request after the Inspection Date, provided this Agreement has not been terminated, Seller agrees to amend the Lease to allow Tenant to self-manage the Property during any period in which Tenant is not in default under the Lease.  Said amendment shall be prepared by Tenant, but shall be in form and with content reasonably acceptable to Seller (as Landlord).  Tenant’s self-management shall not include the payment of Taxes or property insurance for the Land and Improvements, which Seller (as Landlord) shall continue to pay, and the costs of which Seller (as Landlord) shall continue to pass through to Buyer (as Tenant) as operating expenses under the Lease.  If Buyer elects to self-manage the Property, then the Earnest Money shall be deemed an additional security deposit under the Lease.

4.5                Modifications to Property.  Seller acknowledges that Buyer (as Tenant) intends to make modifications to the Property prior to Closing.  Any such modifications shall be constructed (i) in accordance with plans and specifications that have been approved by Seller (as Landlord) in writing (which approval Seller shall not unreasonably withhold, condition, or delay), (ii) in a good and workmanlike manner using only new and first-grade materials, (iii) in compliance with Sections 9.1, 11.1(a), 11.1(e), 11.1(g), 11.2 and 11.3 of the original Lease, (iv) in compliance with all applicable governmental laws, ordinances, rules and regulations, and (v) in a manner that does not adversely affect the functioning of the mechanical, electrical, heating ventilating, air-conditioning, sanitary and other service systems of the Property.  Seller, at no cost to Seller, will provide reasonable cooperation to Buyer to help obtain the necessary approvals and permits from third parties for any modifications approved by Seller pursuant to this Section.

4.6                Right of First Offer; Northgate II.  IRET Properties owns the adjoining property located at 6420 Sycamore Court, Maple Grove, Minnesota (“Northgate II”).  Northgate II is currently 100% leased.  Effective as of the first day following the Inspection Date, if this Agreement has not been terminated, IRET Properties grants Buyer a right of first offer (the “Right of First Offer”) to lease space in Northgate II (the “ROFO Space”), on the following basis, if any ROFO Space become available prior to December 31, 2015.  If any ROFO Space becomes available prior to such date, then IRET Properties shall provide Buyer with a written notice (the “Offer Notice”) identifying the proposed terms of a lease that IRET Properties is willing to accept for the ROFO Space, including, without limitation, the location and rentable area of the ROFO Space; the date on which the ROFO Space will be available for occupancy; the requested annual rent for the ROFO Space, including all fixed and/or variable adjustments to said rate; the base year proposed; the proposed lease term; the condition the ROFO Space is proposed to be placed in as of the commencement of the proposed lease; and all other terms which Seller intends to offer with respect to the ROFO Space.  Buyer has 10 days after receipt of the Offer Notice within which to notify IRET Properties of its election to exercise its Right of First Offer as to such space.  If a notice of rejection, or if no notice, is received by IRET Properties within said 10-day period (such lack of timely notice deemed a rejection), then such a rejection by Buyer shall terminate this Right of First Offer as to the space described in the Offer Notice, thereby allowing IRET Properties to enter into and execute a lease of the ROFO Space with any third party upon the same, or substantially the same, terms and provisions set forth in the Offer Notice; provided, however, if Seller proposes to lease the ROFO Space on terms more favorable to a third party than disclosed to Buyer in the Offer Notice, then Seller shall give an additional notice to Buyer of the revised terms and Buyer shall have the right to lease the ROFO Space in accordance with the revised terms and otherwise in accordance with the procedures set forth in this Section 4.6.  If Buyer elects to exercise its Right of First Offer as to such space, then Buyer and IRET Properties shall enter into a lease consistent with the terms set forth in the Offer Notice.  Buyer’s Right of First Offer is subject and subordinate to all rights of extension, expansion, or first offer or refusal as to the ROFO Space in favor of other tenants in Northgate II as of the Contract Date.  This Section 4.6 shall survive Closing, but shall automatically terminate on December 31, 2015.

Section 5.

5.1                Title Commitment.  As soon as reasonably possible after the Contract Date, but no later than 30 days after the Contract Date, Seller shall coordinate the Title Company’s delivery to Buyer of the Title Commitment, in the amount of the Consideration.  The Title Commitment shall show the condition of title to the Land and Improvements, shall name Buyer as the proposed insured, and shall include legible copies of all recorded exceptions and covenants, conditions, easements, and restrictions affecting the Property.  Upon Buyer’s written request, the Title Company shall update the Title Commitment prior to the Closing Date (“Commitment Update”).  The Title Commitment and the Commitment Update shall also contain the conditions upon which the Title Company will issue the title insurance policy at Closing pursuant to the Title Commitment (the “Title Policy”).

5.2                New Survey.  Seller shall deliver to Buyer, as part of the Due Diligence Documents, a copy of the most recent survey of the Property in Seller’s possession (the “Existing Survey”).  Buyer shall commission a new survey of the Property (the “New Survey”) as soon as reasonably possible after receipt of the Title Commitment.  Seller shall provide all cooperation reasonably requested by Buyer regarding the preparation of the New Survey.  Buyer shall be responsible for all costs associated with the New Survey; provided, however, if this transaction closes, then Seller shall provide Buyer with a credit at Closing equal to the cost of the New Survey, in an amount not to exceed $5,000.00.  The New Survey shall be certified to Seller, Buyer, and the Title Company and re-certified prior to Closing.  Seller shall receive a signed original of the final New Survey at or prior to Closing.  The Title Commitment, Existing Survey and New Survey are sometimes collectively referred to as the “Title Evidence.”

5.3                Title Notice.  If the Title Evidence discloses matters that are not acceptable to Buyer (“Unpermitted Exceptions”), then Buyer shall notify Seller in writing (the “Title Notice”) of Buyer’s objections within 30 days after Buyer has received the Title Evidence.  In the event that Buyer notifies Seller of any objections within such 30-day period, then Seller shall notify Buyer in writing, within 20 days following the date of receipt of Buyer’s notice of such objections, that either: (a) the Unpermitted Exceptions will be, prior to Closing, removed from the Commitment, insured over by the Title Company pursuant to an endorsement to the Commitment, or otherwise cured to Buyer’s reasonable satisfaction; or (b) Seller declines to arrange to have the Unpermitted Exceptions removed, insured over, or otherwise cured; provided, however, Seller must remove any monetary liens to the extent any such liens are caused by Seller.  If Seller fails to deliver such written notice to Buyer within such 20-day period, then Seller shall be deemed to have declined to arrange to have the Unpermitted Exceptions removed, insured over, or otherwise cured.  If Seller declines to arrange to remove, insure over, or otherwise cure any of the Unpermitted Exceptions, then Buyer shall elect, through written notice to Seller within 20 days after Buyer’s receipt of Seller’s written declination, to:  (a) terminate this Agreement and receive refund of the Earnest Money; or (b) waive such objections and take title subject to the Unpermitted Exceptions that Seller has declined to remove, insure over, or otherwise cure.  The Closing Date shall be adjusted, if necessary, to allow for any elections allowed or required by this Section.

5.4                Pre-Closing “Gap” Title Defects.  Buyer may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title raised by the Title Company after Buyer’s receipt of the initial Title Commitment and in the Commitment Update, or of any material defect shown on the New Survey that was not disclosed on the Existing Survey; provided that Buyer must notify the Seller of such objection to title within 10 days of being made aware of the existence of any such new objection.  If Buyer sends a Gap Notice to the Seller, Buyer and the Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 5.3 hereof.

Section 6.        Buyer’s Inspection.

6.1               Document Inspection.  Buyer and Seller acknowledge that Buyer (by itself or through such agents, consultants and others as Buyer shall designate) may inspect, test and analyze the Property as Buyer deems necessary (provided that any inspections or testing of the Land or Improvements shall be conducted in accordance with Section 6.2 below).  Seller will, within 15 business days after the Contract Date, deliver to Buyer complete copies of the Due Diligence Documents.  Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges and understands that some of the materials delivered by Seller have been prepared by parties other than Seller or Seller's current property manager.  Seller makes no representation or warranty whatsoever, express or implied, as to the completeness, content, or accuracy of any delivered materials that were not prepared by Seller or by Seller's current property manager.

6.2                Physical Inspection.  Buyer and its consultants and agents shall have the right, from time to time prior to the earlier of the Closing or termination of this Agreement, to enter upon the Property to examine the same and the condition thereof, and to conduct such investigations, inspections, tests and studies as Buyer shall determine to be reasonably necessary.  Buyer shall not enter the Property without the prior consent of Seller. Buyer agrees to conduct such activities during normal business hours to the extent practicable.  Buyer agrees to pay all costs of such investigations, inspections, tests and studies and to indemnify and hold Seller harmless from and against any claims for injury or death to persons or damage to property arising solely out of any action of any person or firm entering the Property on Buyer’s behalf as aforesaid, which indemnity shall survive the Closing and any termination of this Agreement without the Closing having occurred.  Prior to performing any environmental investigation of the Property, Buyer shall notify Seller of the name of the environmental consultant that will conduct the investigation.  Buyer shall not have the right to disturb the soil at the Property, or to perform any destructive or invasive testing, without Seller’s prior written consent.  In requesting any such consent, Buyer shall provide Seller with a proposed written work plan describing the investigation, the name of the contractor that will perform the investigation, evidence of insurance coverage for the contractor, and in the case of soil testing a site plan showing where the soil will be disturbed.  Buyer shall provide Seller, at no cost to Seller, within 10 days following Buyer’s receipt of same, with a complete copy of any reports related to any such environmental, soil, or destructive/invasive testing.

6.3                Inspection Period.  Buyer shall have until that date which is 90 days after the date on which Buyer receives the Due Diligence Certification from Seller (the 90th day being the “Inspection Date”) in which to make such investigations, inspections, tests and studies permitted herein with respect to the Property, the Due Diligence Documents, and any other thing or matter relating to the Property as Buyer reasonably deems appropriate, and, at the sole discretion of Buyer, to terminate this Agreement on or before such Inspection Date if Buyer is not, for any reason or for no reason, satisfied with the Property.  The 90-day inspection period shall not commence until Buyer receives Seller’s written certification that Seller has provided Buyer with all of the Due Diligence Documents (the “Due Diligence Certification”).  Buyer may terminate this Agreement in its sole and absolute discretion at any time prior to the Inspection Date.  If Buyer terminates this Agreement on or before the Inspection Date, then the Earnest Money shall be returned to Buyer and neither party shall have any further obligation to the other except as to provisions herein which are to survive termination.

6.4                Contracts.  By the Inspection Date, Buyer will inform Seller in writing to the extent that Buyer desires to assume any one or more Contracts.  Seller shall promptly terminate each of the existing Contracts Buyer does not desire to assume on or before the Closing Date.  Notwithstanding the foregoing, if the Lease is amended after the Inspection Date but prior to Closing in accordance with Section 4.4 above, then, unless this Agreement has been terminated, Seller shall promptly terminate all of the existing Contracts and Buyer shall not assume any Contracts at Closing, it being the intention of the parties that Buyer contract directly with third parties during its self-management of the Property, if any.

6.5               Confidentiality. Buyer agrees to maintain in confidence the information contained in the Due Diligence Documents (the “Transaction Information”).  Buyer shall not disclose any portion of the Transaction Information to any person or entity and shall maintain the Transaction Information in the strictest confidence; provided, however, that Buyer may disclose the Transaction Information:  (a) to Buyer’s agents to the extent that such agents reasonably need to know such Transaction Information in order to assist, and perform services on behalf of, Buyer; (b) to the extent required by any governmental authority; (c) to the extent required by any applicable statute, law, or regulation; and (d) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement.  Buyer agrees that the Transaction Information shall be used solely for purposes of evaluating the acquisition and potential ownership and operation of the Property.  In the event this Agreement is terminated for any reason whatsoever, Buyer shall promptly return to Seller the Due Diligence Documents.  The undertakings of Buyer pursuant to this Section shall survive the termination of this Agreement, but shall terminate upon Closing if this transaction closes.

Section 7.        Seller’s Representations, Warranties and Covenants.

7.1.              Seller’s Representations, Warranties and Covenants.  In addition to any other representations, warranties and covenants provided by Seller to Buyer elsewhere in this Agreement, Seller represents, warrants and covenants to Buyer as of the Contract Date and the Closing Date:

7.1.1.   Lease.  The Lease is the only lease currently in effect with respect to the Property; except as set forth in the Due Diligence Documents, the Lease has not been amended, supplemented or otherwise modified.

7.1.2.   Contracts.  The Contracts made available to Buyer pursuant to Section 6.1 hereof are complete and accurate copies of all of the Contracts currently in effect with respect to the Property.  To Seller’s knowledge, no default exists under any of the Contracts on the part of Seller or any other party thereto.

7.1.3.   No Personal Property.  Seller does not own any personal property that relates or pertains to the Property, or the operation or maintenance thereof.

7.1.4.   Authority.  Seller is formed pursuant to, and in good standing under, the laws of the State of Minnesota.  Seller is authorized to own and operate real estate in the State in which the Land is located.  Seller is not subject to any proceeding in bankruptcy or any proceeding for dissolution or liquidation.  This Agreement and all exhibits and documents to be delivered by Seller pursuant to this Agreement have been duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable in accordance with their terms.  Seller has all necessary authority, has taken all action necessary to enter into this Agreement and to consummate the transactions contemplated hereby, and to perform its obligations hereunder.  The execution, delivery, and performance of this Agreement will not conflict with or constitute a breach or default under (i) the organizational documents of the Seller; (ii) any material instrument, contract, or other agreement to which Seller is a party which affects any of the Property; or (iii) any statute or any regulation, order, judgment, or decree of any court or governmental or regulatory body.

7.1.5.   Environmental Matters.  To Seller’s knowledge, except as disclosed in any of the Due Diligence Documents, Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property in violation of any Environmental Laws by Seller.

7.1.6.   Non-Foreign Status.  Seller is not a “foreign person” as that term is defined in the Code and the regulations promulgated pursuant thereto.

7.1.7.   Anti-Terrorism Laws.  Neither Seller, nor any of its affiliated entities, is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law No. 107-56.  Neither Seller nor, to the knowledge of Seller, any of its affiliated entities, or their respective brokers or agents acting or benefiting in any capacity in connection with the purchase of the Property, is any of the following:  (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person or entity with which Seller is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws; (iv) a Person or entity that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.  Neither Seller nor, to the knowledge of Seller, any of its brokers or other agents acting in any capacity in connection with the purchase of the Property:  (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person as described above; (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any of the Anti-Terrorism Laws.

7.1.8.   Governmental Matters.  Seller has not received written notice from any governmental body having jurisdiction over the Property of:  (a) any pending or contemplated annexation or condemnation proceedings, or purchase in lieu of the same, affecting or which may affect all or any part of the Property; (b) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property; (c) any uncured violation of any legal requirement, restriction, condition, covenant or agreement affecting the Property or the use, operation, maintenance or management of the Property; (d) any uncured violations of laws, codes or ordinances affecting the Property; or (e) any violation of the terms of any permit required for the operation of the Property as presently operated.

7.1.9.   Litigation.  Except as disclosed in any of the Due Diligence Documents, there is no controversy, investigation, complaint, protest, proceeding, suit, litigation or claim relating to or, to Seller’s knowledge, threatened against the Property or any part thereof, or relating to Seller, which might adversely affect the Property.

7.1.10.   No Bankruptcy.  Seller:  (a) is not in receivership or dissolution; (b) has not made any assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature; (c) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Seller or any of its property or affiliates, if any; and (d) none of the foregoing are pending or threatened.

7.1.11.   Operations.  Seller has received no notice of actual or threatened cancellation or suspension of any utility services or certificate of occupancy for any portion of the Property.  Seller has received no notice of actual or threatened special assessments or reassessments of the Property.  To Seller’s knowledge, all necessary permits to operate the Property as an office building have been obtained.

7.1.12.   Designated Employees.  The Designated Employees identified in Section 7.2 below are the individuals associated with Seller who have responsibility for overseeing the day to day operations of the Property, and who have actual and direct knowledge of all of the matters contemplated by the representations set forth in this Section 7, and no other employee, officer, director, shareholder, manager, agent, or representative of Seller, or any affiliate thereof, has greater knowledge than the Designated Employees regarding said representations.

7.1.13.   Wells.  For the purposes of satisfying any applicable requirements of Minn. Stat. § 103I, Seller certifies, to Seller’s knowledge, that there are no “Wells” (as defined in said statute) are located on the Property.

7.1.14.   Methamphetamine.  For the purposes of satisfying any applicable requirements of Minn. Stat. § 152.0275, Subdiv. 2(m), to Seller’s knowledge, no methamphetamine production has occurred on the Property.

7.1.15.   Storage Tanks.  To Seller’s knowledge, no aboveground or underground storage tanks are located on the Property.  Seller has not removed or filled any such tanks during Seller’s ownership of the Property.

7.1.16.   Sewage Treatment System Disclosure.  For the purposes of satisfying any applicable requirements of Minn. Stat. § 115.55, to Seller’s knowledge, (a) any sewage generated at the Property goes to a facility permitted by the Minnesota Pollution Control Agency, and (b) no abandoned individual sewage treatment system is located on the Property.

7.2.              All references in this Section 7 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to "Seller's knowledge" or "to the best of Seller’s knowledge" and words of similar import shall refer solely to facts within the current, actual knowledge of Charles A. Greenberg, Senior Vice President – Asset Management Group, and Dawn Gorshe, Property Manager (collectively, the “Designated Employees”), without independent inquiry or investigation, and without any actual or implied duty to inquire or investigate, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or of any affiliate of Seller, or of any other employee, officer, director, shareholder, manager, agent, or representative of Seller, or any affiliate thereof, or to impose upon said Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.  Notwithstanding anything expressed or implied herein, the Designated Employees are acting for and on behalf of Seller, and is in no manner expressly or impliedly making any representations or warranties in an individual capacity.  Nothing expressed or implied herein shall be deemed to create any personal liability on the Designated Employees for any obligations, liabilities or other agreements of Seller contained herein.

7.3.              If Seller learns that any of said representations or warranties has become inaccurate between the Contract Date and the Closing Date, then Seller shall promptly notify Buyer in writing of such change.  The Closing Date shall be automatically extended for 10 days in order to allow Seller to cure such change to the reasonable satisfaction of Buyer.  If Seller cures such change to Buyer’s reasonable satisfaction, then this Agreement shall proceed to Closing.  If Seller does not cure such change to Buyer’s reasonable satisfaction, then Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Earnest Money shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement.  If Buyer elects option (b) in the preceding sentence, then the representations and warranties shall be deemed to be automatically amended to reflect said change.  The representations, warranties and covenants contained in this Section shall survive Closing.  This Section 7.3 shall not apply to any changes to the extent caused by Buyer.

7.4.              Seller shall have no liability to Buyer by reason of a breach or default of any of Seller's representations, unless Buyer shall have given to Seller written notice ("Buyer’s Warranty Notice") of such breach or default within 12 months of the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer's Warranty Notice.  Any litigation with respect to any representation must be commenced within 6 months from the date of Buyer’s Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default.

Section 8.        Buyer’s Representations, Warranties and Covenants.  Buyer represents and warrants that, as of the Contract Date and the Closing Date:

8.1.   Buyer is a validly formed entity under the laws of the state in which it was formed, is in good standing in said state, and is duly authorized to do all things required of it under or in connection with this Agreement.  At Closing, Buyer will be qualified to do business in the state in which the Property is located.  The parties executing this Agreement on behalf of Buyer are duly authorized to so do, and, upon execution, this Agreement will be duly executed by and binding upon Buyer.
8.2.   Buyer is not subject to any involuntary proceeding for dissolution or liquidation.

8.3.   The execution, delivery and performance of the Agreement will not violate any of Buyer’s organizational or governing documents or any contract, agreement, commitment, order, judgment or decree which Buyer is a party to or by which Buyer is bound.

8.4.   Buyer is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974.

8.5.   Anti-Terrorism Laws.  Neither Buyer, nor any of its affiliated entities, is in violation of any of the Anti-Terrorism Laws, including the Executive Order and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law No. 107-56.  Neither Buyer nor, to the knowledge of Buyer, any of its affiliated entities, or their respective brokers or agents acting or benefiting in any capacity in connection with the purchase of the Property, is any of the following:  (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person or entity with which Buyer is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws; (iv) a Person or entity that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.  Neither Buyer nor, to the knowledge of Buyer, any of its brokers or other agents acting in any capacity in connection with the purchase of the Property:  (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person as described above; (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any of the Anti-Terrorism Laws.

8.6.   Lease; Operations.  Except as set forth in the Due Diligence Documents, the Lease has not been amended, supplemented or otherwise modified.  To Buyer’s knowledge, all necessary permits to carry out Tenant’s business operations at the Property have been obtained.

8.7.   Buyer shall have no liability to Seller by reason of a breach or default of any of Buyer's representations, unless Seller shall have given to Buyer written notice ("Seller’s Warranty Notice") of such breach or default within 12 months of the Closing Date, and shall have given to Buyer an opportunity to cure any such breach or default within a reasonable period of time after Seller’s Warranty Notice.  Any litigation with respect to any representation must be commenced within 6 months from the date of Seller’s Warranty Notice, and if not commenced within such time period, Seller shall be deemed to have waived its claims for such breach or default.

Section 9.        Conditions to Closing.  Buyer’s obligation to proceed to Closing under this Agreement is subject to:  (i) Seller having made all deliveries as required by Section 10.4 below; (ii) Buyer shall have received from the Title Company an acceptable pro-forma of the Title Policy, obligating the issuance of the Title Policy in accordance therewith showing (effective upon Closing) title in Buyer subject only to such exceptions as have been approved by Buyer pursuant to this Agreement; and (iii) subject to Section 7.3 above, the representations and warranties of Seller contained in this Agreement being true as of the Closing Date.  Seller’s obligation to proceed to Closing under this Agreement is subject to (a) Buyer having made all deliveries as required by Section 10.5 below; and (b) subject to Section 8.7 above, the representations and warranties of Buyer contained in this Agreement being true as of the Closing Date.

Section 10.    Closing.

10.1            Time and Place.  Tenant acknowledges that Seller’s current debt on the Property does not mature until December 2014.  Therefore, provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall be held on December 1, 2014 (the “Closing” or “Closing Date”), unless Seller agrees in its sole discretion to close on an earlier business day.  Closing shall occur through a mail escrow style closing with the Closing Agent.

10.2            Buyer’s Costs.  Buyer shall pay:

(a)	One-half of all escrow and Closing Agent charges.

(b)	The premiums and other costs of the Title Policy (including any coverages or endorsements required by Buyer).

(c)	All recording and filing charges in connection with the Deed.

(d)	Subject to Section 5.2 above, the cost of preparation of the New Survey.

(e)	All costs and expenses associated with Buyer’s due diligence.

(f)	All sums owed by Tenant under the Lease through the day immediately preceding the Closing Date.

(g)	Its own attorneys.

10.3            Seller’s Costs.  Seller shall pay:

(a)	One-half of all escrow and Closing Agent charges.

(b)	The costs of preparation of the Title Commitment.

(c)	The cost of preparation and recording of all documents (other than the Deed) reasonably necessary to place record title in the condition warranted by Seller in this Agreement.

(d)	Any form of deed tax or personal property tax imposed by any state or federal entity by virtue of the sale of the Property, or recording of the Deed, to Buyer.

(e)	Its own attorneys.

10.4            Seller’s Closing Deliveries.  Seller shall obtain and deliver to Buyer at the Closing the following documents:

(a)	The Deed, conveying to Buyer all of Seller’s right, title and interest in and to the Property, subject only to encumbrances and title exceptions approved by Buyer.

(b)	A General Assignment and Assumption Agreement in the form attached as Exhibit 10.4(b) hereto (the “Assignment and Assumption”).

(c)	A Non-Foreign Certificate in the form attached as Exhibit 10.4(c) hereto.

(d)	An affidavit customarily required of sellers by the Title Company to remove the standard exceptions from an owner's title insurance policy that are capable of being removed by such an affidavit.

(e)	Such further documents as Buyer or the Title Company may reasonably request to carry out the provisions of this Agreement.

10.5            Buyer’s Closing Deliveries.  Buyer shall deliver to Seller at Closing:

(a)	The Consideration, as prorated and allocated pursuant to this Agreement.

(b)	The Assignment and Assumption.

(c)	A Certificate of Real Estate Value.

(d)	Such further documents as Seller or the Title Company may reasonably request to carry out the provisions of this Agreement.

Section 11.  Intentionally deleted.

Section 12.    Operations Pending Closing.  During the period from the date of Seller’s acceptance of this Agreement to the Closing Date (the “Executory Period”), Seller shall operate and maintain the Property in the ordinary course of business in accordance with past practices, including the maintenance of adequate liability insurance and insurance against loss by fire, windstorm and other hazards, casualties and contingencies, including vandalism and malicious mischief.  Seller shall not amend or execute any contracts, leases or other agreements regarding the Property during the Executory Period that are not terminable on or before the Closing Date, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or conditioned.

Section 13.    Default and Remedies.

13.1            Seller’s Default.  Should Seller default under this Agreement, Buyer may, upon 30 days written notice to Seller, and provided such default is not cured within such 30-day period:
(a)	terminate this Agreement, without further liability on Buyer’s part and, in such event, Buyer shall be entitled to a return of the Earnest Money and shall have no further liability hereunder; and/or

(b)	enforce specific performance of this Agreement, provided such action is commenced within 120 days after the date of Buyer’s written notice to Seller pursuant to this Section.

13.2            Buyer’s Pre-Closing Default.  In the event Buyer defaults in its obligations to close the purchase of the Property, or in the event Buyer otherwise defaults hereunder prior to Closing, then Seller shall have the right to terminate this Agreement pursuant to Minnesota Statutes Section 559.21, and upon such termination, Seller will retain the Earnest Money as fixed and liquidated damages, and neither party shall have any further liability hereunder, except for those liabilities which expressly survive the termination of this Agreement (provided, however, for those liabilities that expressly survive termination, Seller shall in no event receive damages unless its damages are judicially determined to be in excess of the Earnest Money received hereunder), and Buyer shall immediately direct the Title Company to pay the Earnest Money to Seller.  Seller shall have no other remedy for any pre-Closing default by Buyer, including any right to damages.  BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT:  (1) THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO HAVE OCCURRED DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) BUYER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT; AND (4) THE AMOUNT OF THE EARNEST MONEY SHALL BE AND DOES CONSTITUTE VALID LIQUIDATED DAMAGES.

13.3            Attorney’s Fees to Prevailing Party.  In the event of any litigation between the parties hereto under any of the provisions of this Agreement, the non-prevailing party to such litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in such litigation.  The parties agree that the court presiding over the litigation shall determine whether a party is a “prevailing party,” and shall determine the reasonable amount of attorneys’ fees and costs recoverable.  The parties agree that the amount of attorneys’ fees and costs which may be awarded must bear a reasonable relationship to, and must be limited by the court to a reasonable amount in view of, the amount recovered by the prevailing party in such matter.

Section 14.    Condemnation.  If, between the Contract Date and the Closing Date, any condemnation or eminent domain proceedings are initiated or threatened that might result in the taking of any part of the Improvements or the Land or access to the Land from adjacent roadways, then Buyer at its sole discretion may elect to terminate this Agreement without cost, obligation, or liability on the part of Buyer, in which event this Agreement shall terminate all rights and obligations of the parties hereunder shall cease and the Earnest Money shall be returned to Buyer.  If this Agreement is not terminated, then Seller shall assign to Buyer all of Seller’s right, title, and interest in and to any award pertaining to the Property made in connection with such condemnation or eminent domain proceedings.  Buyer shall notify Seller within 30 days after its receipt of written notice from Seller of such condemnation or eminent domain proceeding, whether it elects to exercise its right to terminate.  If Buyer fails to notify Seller of its election within said 30-day period, such failure shall constitute an election to terminate this Agreement as aforesaid.  The Closing Date shall be adjusted, if necessary, to allow for such election.

Section 15.    Damage or Destruction.  Seller shall bear all risk of loss to the Property until the Closing Date.  If, between the Contract Date and the Closing Date, all or any portion of the Property is damaged or destroyed by fire or other casualty and the cost to repair and restore the Property is more than $250,000.00, then Buyer at its sole discretion may elect to terminate this Agreement without cost, obligation, or liability on Buyer’s part, in which event all rights and obligations of the parties hereunder shall cease and the Earnest Money will be returned to Buyer.  If Buyer does not terminate this Agreement in accordance with the foregoing, or if this Agreement is terminable but is not terminated, then Seller shall, upon Closing, assign to Buyer all of Seller’ right, title, and interest in and to any insurance proceeds, including without limitation any rent loss insurance proceeds (except for proceeds for rent losses prior to Closing), payable as a result of such damage or destruction, plus Seller shall pay to Buyer the amount of any deductible losses under such insurance policies and at Closing shall have no further repair or restoration obligations.  Seller shall fully advise Buyer regarding the insurance policies covering such damage or destruction and the probable amount of any insurance proceeds payable as a result of such damage or destruction.  Buyer shall notify Seller within 30 days after receipt of written notice from Seller of such damage or destruction of its election.  If Buyer fails to notify Seller of its election within said 30-day period, such failure shall constitute an election to terminate this Agreement as aforesaid.  The Closing Date shall be adjusted, if necessary, to allow for such election.

Section 16.     Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, or by electronic “email” transfer (conditioned on delivery of a copy of such notice by nationally-recognized overnight express delivery service, which notice shall be deposited for delivery within one business day after delivery of such electronic “email” transfer) to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

BUYER:	Vascular Solutions, Inc.
Attn:  General Counsel
6464 Sycamore Court North
Minneapolis, MN  55369
Telephone:  (763) 656-4300
Email:  gweber@vasc.com

SELLER:	IRET – Plymouth, LLC (c/o IRET Properties)
Attn:  General Counsel
1400 31st Avenue SW, Suite 60 (overnight delivery)
Minot, ND  58701
Telephone:  (701) 837-4738
Email:  mabosh@iret.com

CLOSING AGENT:	Stewart Title of Colorado, Inc.
Attn: Carma Weymouth & Aniko Coburn
55 Madison Street, Suite 400
Denver, CO  80206
Telephone:  (303) 780-4015
Email:  cweymouth@stewart.com

Such notices shall be deemed received (a) as of the date of delivery, if delivered by hand by 4:00 p.m. Central on a business day, (b) as of the next business day, if tendered to an overnight express delivery service by the applicable deadline for overnight service, or (c) as of the date of email transmission, if properly transmitted by email prior to 4:00 p.m. Central on a business day.  If a notice is hand delivered or transmitted by email after 4:00 p.m. Central on a business day, then any such notice shall be deemed received as of the next business day.

Section 17.    Condition of Property.

17.1.           No Warranties.  THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT AND SUBJECT TO THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED, THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT.  WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PROPERTY OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PROPERTY HAS BEEN PURCHASED BY BUYER IN AN "AS IS" AND "WHERE IS" CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT AND SUBJECT TO THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY, OR AS TO ANY OTHER MATTER WHATSOEVER WITH RESPECT TO THE PROPERTY, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH.  BUYER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT AND SUBJECT TO THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED, NEITHER SELLER, NOR ANY AGENT, MEMBER, OFFICER, EMPLOYEE OR PRINCIPAL OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED.  THIS PARAGRAPH SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED.

17.2.           Change of Conditions.  Subject to Seller’s obligations under Section 12 hereof, Buyer shall accept the Property at Closing in the same condition as the same are as of the Contract Date, as such condition shall have changed by reason of wear and tear and natural deterioration and, subject to Sections 14 and 15 hereof, condemnation or damage by fire or other casualty.  Without limiting the generality of the foregoing, Buyer specifically acknowledges that the fact that any portion of the Property may not be in the same condition at the Closing Date by reason of wear and tear and natural deterioration or damage by fire or other casualty shall not relieve Buyer of its obligation to complete closing under this Agreement and pay the full Consideration.  Except as provided in Section 12 hereof, Seller has no obligation to make any repairs or replacements required by reason of wear and tear and natural deterioration or condemnation or fire or other casualty, but may, at its option and its cost (including the use of insurance proceeds as herein provided), make any such repairs and replacements prior to the Closing Date.

17.3.          Condition of Delivery.  Seller must have removed all of Seller’s personal property, materials and equipment (if any) from the Land and Improvements by the Closing Date.

17.4.          Release.  WITHOUT LIMITING THE PROVISIONS OF SECTION 17.1 ABOVE, AND SUBJECT TO THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER AND (AS THE CASE MAY BE) SELLER'S OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS, AND AFFILIATES FROM ANY AND ALL RIGHTS, CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE "CLAIMS"), WHICH BUYER HAS OR MAY HAVE IN THE FUTURE, ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER THE ENVIRONMENTAL LAWS (AS DEFINED IN SECTION 1), WHETHER ARISING BASED ON EVENTS THAT OCCURRED BEFORE, DURING, OR AFTER SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY AND WHETHER BASED ON THEORIES OF INDEMNIFICATION, CONTRIBUTION OR OTHERWISE.  THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER THE ENVIRONMENTAL LAWS (AS DEFINED IN SECTION 1) OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT.  BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER'S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER'S COUNSEL.  THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO THE REPRESENTATIONS OR WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY INDEMNITY OR WARRANTY EXPRESSLY MADE BY SELLER IN ANY DOCUMENT DELIVERED BY SELLER AT CLOSING AND SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY BUYER AGAINST SELLER FOR ACT OF FRAUD BY SELLER UNDER THIS AGREEMENT.

Section 18.     Miscellaneous.

18.1.       Governing Law; Headings; Rules of Construction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State in which the Land is located, without reference to the conflicts of laws or choice of law provisions thereof.  The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.  All references herein to the singular shall include the plural, and vice versa.  The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

18.2.       Assignment.  Neither Buyer nor Seller shall assign any of their rights hereunder without the prior written consent of the other.  Notwithstanding anything herein to the contrary, upon advance written notice to Seller and the Closing Agent, but without the prior written consent of the Seller, Buyer may assign all or a portion of its rights hereunder to one or more entities in which Buyer has a direct ownership interest of at least 51%.  Buyer acknowledges and agrees that an assignment to such an entity under this Section 18.2 will not release Buyer from any liability or obligation under this Agreement, and that Buyer shall remain liable to Seller after such assignment as a principal and not as a surety or guarantor.

18.3.       Brokers.  Buyer and Seller each warrant and represent to the other that such representing and warranting party has not employed or made any commitment to a broker or agent (including without limitation any real estate or securities broker, agent, dealer, or salesperson) in connection with the transaction contemplated hereby, except for Buyer’s Broker.  Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the indemnifying parties’ representation herein being untrue.  If this transaction closes, then Seller shall pay a commission equal to 3% of the Consideration to Buyer’s Broker pursuant to a separate written agreement.

18.4.       No Waiver.  Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof, except the Closing of this Agreement shall constitute waiver of all conditions to Closing except to the extent otherwise agreed in writing at Closing.

18.5.       Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

18.6.       Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

18.7.       Amendments.  No amendment to this Agreement shall be binding on any of the parties hereof unless such amendment is in writing and is executed by the parties.

18.8.       Possession.  Possession of the Property shall be given by Seller to Buyer at Closing.

18.9.       Date for Performance.  If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regular business day.

18.10.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

18.11.     Time of the Essence.  Time shall be of the essence of this Agreement and each and every term and condition hereof.

18.12.     Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

18.13.     Survival.  Except as otherwise expressly provided herein, neither this Agreement nor any provision contained herein shall be cancelled or merged with any deed or other instrument on, as of, at or by reason of the Closing, and the covenants and obligations of the parties shall survive the Closing.

18.14.     Further Assurances.  After the Closing, Buyer and Seller shall execute, acknowledge, and deliver (or cause to be executed, acknowledged, and delivered) such instruments and take such other actions as may be reasonably necessary or advisable to carry out their respective obligations under this Agreement and under any exhibit, document, certificate, or other instrument delivered pursuant thereto.

18.15.     Seller 1031 Exchange.  Buyer agrees to cooperate with Seller for the purpose of a possible tax deferred exchange by Seller pursuant to Section 1031 of the Code (“Exchange”) provided that (i) Seller provides prior written notice to Buyer not less than 5 days prior to Closing, together with copies of all exchange documents; (ii) Buyer shall in no way be obligated to pay for any facilitator charges, escrow costs, commissions, title costs or any other cost or charge incurred with respect to the Exchange; and (iii) in no way shall Closing be contingent or otherwise subject to the consummation of the Exchange.  Buyer shall not incur any additional liability or financial obligation as a consequence of Seller’s possible exchange, and Seller agrees to indemnify and hold Buyer harmless from and against any and all causes, claims, demands, liabilities, costs and expenses, including reasonable attorneys’ fees (except for attorneys’ fees in connection with reviewing the Exchange documents), as a result of or in connection with the Exchange.

18.16.     Exhibits.  Attached hereto and forming an integral part of this Agreement are multiple exhibits, all of which are hereby incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

[Signatures follow]

SELLER:
IRET – PLYMOUTH, LLC, a Minnesota limited liability company

By: /s/ Thomas A. Wentz, Jr._____________
Print Name:  Thomas A. Wentz, Jr.
Print Title:  Chief Manager / Vice President

By: /s/ Michael A. Bosh________________
Print Name:  Michael A. Bosh
Print Title:  Vice President

BUYER:

VASCULAR SOLUTIONS, INC., a Minnesota corporation

By: /s/ James Hennen__________________
Print Name:  James Hennen
Print Title:  CFO

Joinder of IRET Properties to Section 4.6 Above:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP
By:  IRET, Inc., its general partner

By:  /s/ Michael A. Bosh________________
Print Name:  Michael A. Bosh
Print Title:  Executive Vice President

Exhibit 1
Legal Description of Land

Lot 1, Block 1, Northgate Plaza Park, according to the recorded plat thereof, Hennepin County, Minnesota.

Exhibit 2
List of Due Diligence Documents

1.	A current rent roll for the Property.
2.	A list of all security deposits, prepaid rent or other sums currently held by Seller under the Lease.
3.	A copy of all Contracts.
4.	Copies of all engineering and environmental reports prepared for or in connection with the Property, to the extent that the same are in the possession or control of Seller.
5.	A lists and description of all insurance claims (both liability and casualty) relating to the Property since January 1, 2010.
6.	Income and expense statements showing the financial results of operating the Property Seller’s last three fiscal years (5/1 through 4/30), and current-to-date financial statements for the current fiscal year.
7.	Copies of all real estate tax statements associated with the Property for the current year and for the preceding 3 years.
8.	A copy of the Existing Survey.
9.	A copy of any Warranties, including, without limitation, any current roof warranties.
10.	A copy of any Plans.
11.	A certificate of insurance evidencing Seller’s casualty insurance coverage for the Property, including the deductible amounts.

Exhibit 3
Form of Limited Warranty Deed

[Space Above this Line for Recording Office Use Only]

LIMITED WARRANTY DEED

DEED TAX DUE: $_____________	ECRV# _______________

Date:___________________, 2014

FOR VALUABLE CONSIDERATION, IRET-PLYMOUTH, LLC, a limited liability company under the laws of Minnesota, Grantor, hereby conveys and quit claims to VASCULAR SOLUTIONS, INC., a corporation under the laws of Minnesota, Grantee, real property in Hennepin County, Minnesota, described as follows: See attached Exhibit A together with all hereditaments and appurtenances.  This deed conveys after-acquired title.  Grantor warrants that Grantor has not done or suffered anything to encumber the property except for the permitted encumbrances set forth on attached Exhibit B.

Check box if applicable:

☒	The Grantor certifies that the Grantor does not know of any wells on the described real property.
☐	A well disclosure certificate accompanies this document.
☐
I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.

Affix Deed Tax Stamp Here	IRET – PLYMOUTH, LLC, a Minnesota limited liability company By: ________________________________ Print Name: Michael A. Bosh Print Title: Vice President

STATE OF NORTH DAKOTA	)
) ss.
COUNTY OF WARD	)

The foregoing document was acknowledged before me this       day of            , 2014, by Michael A. Bosh, the Vice President of IRET – PLYMOUTH, LLC, a Minnesota limited liability company, on behalf of the limited liability company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

NOTARY STAMP OR SEAL (OR OTHER TITLE OR RANK)
SIGNATURE OF NOTARY PUBLIC
My commission expires:_________________________

Check here if part or all of the land is Registered (Torrens) ☐

THIS INSTRUMENT WAS DRAFTED BY (NAME AND ADDRESS):	Tax Statements for the real property described in this instrument should be sent to (include name and address of Grantee):

EXHIBIT A
TO
LIMITED WARRANTY DEED

Lot 1, Block 1, Northgate Plaza Park, according to the recorded plat thereof, Hennepin County, Minnesota.

EXHIBIT B
TO
LIMITED WARRANTY DEED

[insert list of permitted encumbrances]

Exhibit 10.4(b)
Form of General Assignment and Assumption Agreement

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of __________, 2014, between IRET – PLYMOUTH, LLC, a Minnesota limited liability company ("Assignor"), and VASCULAR SOLUTIONS, INC., a Minnesota corporation ("Assignee").

W I T N E S S E T H:

Terms not defined herein shall have the meanings ascribed thereto in the Agreement for Sale and Purchase of Property dated effective as of __________, 2014 (the "Agreement"), between Assignor and Assignee.  The Agreement is hereby incorporated by reference.

That Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby conveys, grants, bargains, sells, transfers, sets over, assigns, releases, delivers and confirms to Assignee, all of Assignor's right, title and interest in and to:

1.	Assignor’s interest in “The Standard Form Industrial Building Lease (Multi-Tenant)” dated September 3, 2002, (as amended, the “Lease”), together with all tenant security deposits held by Assignor that relate or pertain to the Lease, including the Security Deposit and Earnest Money.

2.	Assignor’s interest in the contracts set forth on Exhibit A attached hereto (“Assumed Contracts”).

3.	All Plans, Warranties, plans, specifications, documents, construction contracts, warranties, guaranties, instruments, licenses, permits, and operating manuals associated with the construction and operation of the Property.

Assignee hereby (i) expressly assumes the obligation for the performance of any and all of the obligations of Assignor under the Lease and Assumed Contracts in respect of the period on or after the date hereof (the "Assignee’s Obligations") and (ii) indemnifies, defends and holds harmless Assignor from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the Assignee’s Obligations.

Assignor hereby (i) expressly assumes the obligation for the performance of any and all of the obligations of Assignor under the Lease and Assumed Contracts in respect of the period prior to the date hereof (the "Assignor’s Obligations") and (ii) indemnifies, defends and holds harmless Assignee from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the Assignor’s Obligations.

This General Assignment and Assumption Agreement shall inure to the benefit of all parties hereto and their respective heirs, successors and assigns.  The indemnification provisions in this General Assignment and Assumption Agreement shall supplement, not replace, any indemnification provisions contained within the Agreement.  This General Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.
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IN WITNESS WHEREOF, the parties have executed this General Assignment and Assumption Agreement as of the day and year first above written.

ASSIGNOR:

IRET – PLYMOUTH, LLC, a Minnesota limited liability company

By:   _______________________________
Print Name:  Michael A. Bosh
Print Title:  Vice President

ASSIGNEE:

VASCULAR SOLUTIONS, INC., a Minnesota corporation

By:   _______________________________
Print Name:  ____________________
Print Title:  ________________
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Exhibit A
to General Assignment and Assumption Agreement

List of Assumed Contracts

Exhibit 10.4(c)
Form of Non-Foreign Certificate

CERTIFICATE OF NON-FOREIGN
STATUS BY ENTITY (NON-INDIVIDUAL) TRANSFEROR

1.              Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.

2.              In order to inform VASCULAR SOLUTIONS, INC., a Minnesota corporation (hereinafter referred to as the “Buyer”) that withholding of tax is not required upon disposition of a U.S. real property interest by the seller/transferor named below (hereinafter referred to as the “Seller”), the undersigned hereby certifies and declares by means of this certificate, the following on behalf of the Seller:

a.	That the Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations).

b.	That the Seller’s employer identification number is 20-1140372.

c.	That the Seller’s office address is c/o IRET Properties, 1400 31st Avenue SW, Suite 60, Minot, North Dakota.

3.            The Seller understands that this certificate may be disclosed to the Internal Revenue Service by the Buyer and that any false statement contained in this certificate may be punished by fine, imprisonment, or both.

4.              The Seller understands that the Buyer is relying on this certificate in determining whether withholding is required and the Buyer may have liabilities if any statement in this certificate is false.  The Seller hereby indemnifies the Buyer, and agrees to hold the Buyer harmless, from any liability or cost which the Buyer may incur as a result of: (i) the Seller’s failure to pay any U.S. Federal income tax which the Seller is required to pay under applicable U.S. law; or (ii) any false or misleading statement contained herein.

Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete.  I further declare that I have authority to sign this document on behalf of the Seller.

EXECUTED in Ward County, State of North Dakota, on ____________, 2014.

SELLER:

IRET – PLYMOUTH, LLC, a Minnesota limited liability company

By:   _______________________________
Print Name:  Michael A. Bosh
Print Title:  Vice President

For federal income tax purposes, the Buyer should not record this certificate with the county recorder, nor should the certificate be filed with the IRS, but it should be kept with the Buyer’s tax records relating to the subject real estate transfer.
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EXHIBIT 1(e)
Form of Escrow Agreement
Earnest Money Escrow Agreement

This EARNEST MONEY ESCROW AGREEMENT (this "Agreement") is made as of _______________ by and among IRET – PLYMOUTH, LLC, a Minnesota limited liability company (“Seller”), VASCULAR SOLUTIONS, INC., a Minnesota corporation (“Buyer”), and Stewart Title of Colorado, Inc. (the "Escrow Agent").

RECITALS:

A.            By that certain Agreement for Sale and Purchase of Property dated _______________, 2014 (the "Purchase Agreement"), between Seller and Buyer, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller all of Seller’s right, title and interest in and to the Property (defined in the Purchase Agreement), upon and subject to the terms and provisions set forth in the Purchase Agreement.

B.             Seller and Buyer desire that Escrow Agent act as escrowee to receive, hold and disburse funds in the manner hereinafter set forth.

C.             Unless otherwise provided herein, all capitalized words and terms used herein will have the same meanings ascribed to such words and terms as in the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT:

1.              Buyer will deposit with Escrow Agent the following sums:

1.1          $400,000.00 as earnest money (the "Earnest Money") within two (2) business days after the Contract Date (as defined in the Purchase Agreement).

Upon receipt of both the Earnest Money and a W-9 from Buyer, Escrow Agent will invest the Earnest Money in Escrow Agent's customary interest bearing account for the benefit of Buyer.  Regardless of how the Earnest Money is applied pursuant to the Purchase Agreement, Buyer shall be entitled to the interest accrued thereon.  Escrow Agent shall acknowledge to Seller, in writing, receipt of the Earnest Money when it is delivered to Escrow Agent.

2.             Escrow Agent will hold the Earnest Money in accordance with the terms of the Purchase Agreement and disburse the same strictly in accordance with such terms.

3.              Escrow Agent will not be responsible for any penalties or loss of interest or any delays in withdrawing funds which may be incurred upon withdrawal of the Earnest Money in accordance with instructions given hereunder except to the extent attributable to Escrow Agent's negligence or intentional acts or omissions.
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4.              In the event Escrow Agent receives written notice of default, non‑performance, dispute or exercise of right under the Purchase Agreement from Seller or Buyer accompanied by a demand for delivery to such party of the Earnest Money (or the portion thereof that, as of the date of such termination, Buyer has deposited in accordance with the Purchaser Agreement), Escrow Agent is immediately to give written notice to the other party of such claim and accompanying demand.  In the event the other party fails to dispute or object to such claim and demand within five (5) business days from the date of Escrow Agent's written notice, Escrow Agent is authorized to deliver the Earnest Money (or the portion thereof that, as of the date of such termination, Buyer has deposited in accordance with the Purchaser Agreement) to the party making such claim and demand.  In the event the other party disputes or objects to the aforesaid claim and demand within the 5-business day period prescribed herein, Escrow Agent is not to deliver the Earnest Money deposited hereunder without receipt of a mutual agreement of the parties, in writing, or appropriate court order.  Subject to the foregoing, this Agreement will at all times be subject to the joint order of Seller and Buyer and upon such joint order Escrow Agent will deliver the Earnest Money as instructed by such joint order.

5.              Buyer and Seller will be equally responsible for any costs charged by Escrow Agent to hold the Earnest Money in an escrow account.

6.              All notices and notifications required or permitted under this Agreement to be sent from any party to another must be in writing, and must be sent pursuant to Section 16 of the Purchase Agreement, which Section 16 is incorporated by reference into this Agreement.

7.             This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Purchase Agreement.

8.              This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota.  In the event that any provision hereof will be deemed illegal or unenforceable, said provision will be severed herefrom and the remainder of this Agreement will be enforced in accordance with the intentions of the parties as herein expressed.

9.              This Agreement may not be amended or altered except by an instrument in writing executed by all the parties hereto.

10.           This Agreement may be executed in any number of counterparts, all of which are considered one and the same Agreement notwithstanding that all parties hereto have not signed the same counterpart.  Signatures of this Agreement which are transmitted by facsimile or electronic mail are valid for all purposes.  Any party shall, however, deliver an original signature of this Agreement to the other party upon request.

[The balance of this page has been left blank intentionally.]
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER:

VASCULAR SOLUTIONS, INC.

By:
Name:
Title:

SELLER:

IRET – PLYMOUTH, LLC

By:
Print Name: Michael A. Bosh
Print Title: Vice President

ESCROW AGENT:

STEWART TITLE OF COLORADO, INC.

By:
Name:
Title:

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